Exhibit 1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Series 2001-20
*CUSIP:    21988G734       Class     A-1
           21988GAS5       Class     A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending June 1, 2006.

INTEREST ACCOUNT
----------------


Balance as of          December 1, 2005.....                              $0.00
         Scheduled Income received on securities.....             $1,684,212.50
         Unscheduled Income received on securities.....                   $0.00

LESS:
         Distribution to Class A-1 Holders.....                  -$1,558,525.00
         Distribution to Class A-2 Holders.....                    -$125,687.50
         Distribution to Depositor.....                                  -$0.00
         Distribution to Trustee.....                                    -$0.00
Balance as of         June 1, 2006                                        $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of         December 1, 2005.....                               $0.00
         Scheduled Principal received on securities.....                  $0.00

LESS:
         Distribution to Holders.....                                    -$0.00
Balance as of         June 1, 2006.....                                   $0.00


           UNDERLYING SECURITIES HELD AS OF        June 1, 2006

   Principal Amount
      ---------                                    Title of Security
                                                   -----------------
     $40,220,000       Washington Mutual Capital I 8.375% Subordinated
                       Capital Income Securities due June 1, 2027
                       *CUSIP:   939318AA9

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.